UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F., Beijing Business World,
56 East Xinglong Street,
Chongwen District
Beijing, China 100062
(Address of principal executive offices) (Zip Code)

(86) 20 3999 0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

The information provided under Item 2.01 below is incorporated by reference herein.

Item 2.01.      Completion of Acquisition of Disposition of Assets.

On October 25, 2010, Subaye, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Metro Fame Properties Limited (“Metro Fame”), pursuant to which the Company acquired all of the assets of the online business-to-business opt-in engine, aixi.net (the “Business”), from Metro Fame in exchange for 1,495,585 shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”).  A copy of the Letter Agreement is attached hereto as Exhibit 10.1.

Prior to the Letter Agreement, the Company, any Company director or officer, and the Company’s affiliates had no material relationship with Metro Fame.

Item 3.02.      Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 above, the Company sold 1,495,585 Shares of its Common Stock to Metro Fame in exchange for all of the assets of the Business.  The Shares will be issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Exhibit Title or Description

10.1	Letter Agreement, dated October 25, 2010, between Subaye, Inc. and Metro Fame PropertiesLimited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 2010

SUBAYE, INC.

By:	/s/ Zhiguang Cai
Name:	Zhiguang Cai
Title:	Chief Executive Officer